EXHIBIT 32

                      18 U.S.C. Section 1350 Certifications

     I hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section. 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that the accompanying Form 10-QSB of Microwave Transmission Systems, Inc. for the quarterly period ended September 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934(15 U.S.C. 78m or 78o(d)); and that the information contained in this Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Microwave Transmission Systems, Inc.

By:  /s/ P. DAVID SPURLIN
     --------------------
     P. David Spurlin
     President and Chief Executive Officer
     Date: November 14, 2003

     I hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section. 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that the accompanying Form 10-QSB of Microwave Transmission Systems, Inc. for the quarterly period ended September 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934(15 U.S.C. 78m or 78o(d)); and that the information contained in this Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Microwave Transmission Systems, Inc.

By:  /s/ D. SUSAN KING
     -----------------
     D. Susan King
     Chief Financial Officer
     Date: November 14, 2003